Exhibit 8.1

SQUIRE, SANDERS & DEMPSEY (US) LLP 221 E. Fourth St., Suite 2900 Cincinnati, OH 452
Office: Fax:	+1.513.361.1200 +1.513.361.1201

November 18, 2011

Compass Diversified Holdings

Sixty One Wilton Road

Second Floor

Westport, Connecticut 06880

Compass Group Diversified Holdings LLC

Sixty One Wilton Road

Second Floor

Westport, Connecticut 06880

Re:	Public Offering of Compass Diversified Holdings

Ladies and Gentlemen:

We have acted as counsel to Compass Diversified Holdings (the “Trust”) and Compass Group Diversified Holdings LLC (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (the “Registration Statement”), which is being filed with the Commission on the date hereof, and of which the prospectus forms a part (the “Prospectus”). The Registration Statement relates to the offering of shares representing beneficial interests in the Trust (the “Shares”). Each Share of the Trust corresponds to one interest (referred to as a “trust interest” in the Prospectus) of the Company held by the Trust.

In preparing this opinion, we have examined and relied on such documents as we have deemed appropriate, including, the Prospectus and the originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Trust and the Company and such other instruments, certificates and other documents of public officials and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

We have reviewed the statements set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” and hereby advise you that, to the extent such statements constitute statements of law or indicate the statements are legal conclusions drawn by us from an application of the law to the present facts, such statements represent the opinion of Squire, Sanders & Dempsey (US) LLP as to the United States federal income tax matters.

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Compass Diversified Holdings

November 18, 2011

We express no opinions other than those expressed herein and identified in the Prospectus. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the headings “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully Submitted,

/s/ Squire, Sanders & Dempsey (US) LLP

Squire, Sanders & Dempsey (US) LLP